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                                                                  EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 15, 1997, except for the matters discussed in the last paragraph of Note 11, as to which the date is December , 1997 with respect to the consolidated financial statements of RAM Energy, Inc. and to the use of our report dated December 15, 1997 with respect to the financial statements of RAMCO-NYL 1987 Limited Partnership, in the Registration Statement (Form S-1) and related Prospectuses of RAM Energy, Inc. for the registration of 3,680,000 shares of its common stock and $100,000,000 of Senior Notes.



Oklahoma City, Oklahoma
December __, 1997


The foregoing consent is in the form that will be signed upon completion of the reorganization of the capital accounts of RAM Energy, Inc. as described in the last paragraph of Note 11 to the financial statements referred to above.


                                       ERNST & YOUNG LLP


Oklahoma City, Oklahoma
December 17, 1997